UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Volcom, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	33-0466919

(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1740 Monrovia Avenue Costa Mesa, California	92627

(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-124498

Securities to be registered pursuant to Section 12(b) of the Act: None.

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits.
SIGNATURE

Item 1. Description of Registrant’s Securities to be Registered.

     The description of the Common Stock of Registrant set forth under the caption “Description of Capital Stock” in Registrant’s Registration Statement on Form S-1 (Registration No. 333-124498) as originally filed with the Securities and Exchange Commission on April 29, 2005 and as subsequently amended (the “Registration Statement”), and in the prospectus included in the Registration Statement, together with the description set forth under such caption included in the form of prospectus subsequently filed by the Registrant with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is hereby incorporated by reference in response to this item.

Item 2. Exhibits.

     The following exhibits are filed herewith or are incorporated by reference as indicated below.

Exhibit Number	Description
3.1*	Restated Certificate of Incorporation of Volcom, Inc.
3.2*	Amended and Restated Bylaws of Volcom, Inc.
3.3*	Certificate of Amendment of Restated Certificate of Incorporation of Volcom, Inc.
4.1*	Specimen common stock certificate

     * Incorporated by reference to the identically numbered exhibit to the Registration Statement.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: June 24, 2005	Volcom, Inc. (Registrant)
	By:	/s/ Douglas P. Collier
Douglas P. Collier
Chief Financial Officer, Secretary and Treasurer